UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 8, 2024 (July 1, 2024)

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42157	93-4097909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8701 Red Oak Blvd. Charlotte, North Carolina	28217
(Address of principal executive offices)	Zip Code

(419) 626-0830

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 1, 2024 (the “Closing Date”), Six Flags Entertainment Corporation (the “Company”) completed the previously announced merger of equals transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of November 2, 2023 (the “Merger Agreement”), by and among the Company (then, CopperSteel HoldCo, Inc.), Cedar Fair, L.P., Six Flags Entertainment Corporation (“Former Six Flags”) and CopperSteel Merger Sub, LLC. In connection with the closing of the Merger, the Company entered into an employment agreement with Mr. Selim Bassoul in connection with his service as the Executive Chairman of the Board of Directors of the Company, as further described below. Additionally, the Company expects to enter into employment agreements with its previously announced senior management team, including Richard Zimmerman, the Company’s President and Chief Executive Officer, Brian Witherow, the Company’s Chief Financial Officer, Tim Fisher, the Company’s Chief Operating Officer, Brian Nurse, the Company’s Chief Legal & Compliance Officer and Corporate Secretary and Christian Dieckmann, the Company’s Chief Strategy Officer.

Employment Agreement with Selim Bassoul

On July 1, 2024, the Company entered into an employment agreement with Selim Bassoul to serve as Executive Chairman of the Board of Directors of the Company. Mr. Bassoul’s employment agreement provides, among other things, (i) that the Company pays him an initial base salary of $1,550,000 per year, subject to annual review by the Board, (ii) that Mr. Bassoul participates in the Company’s annual bonus program at the initial target rate of 150% of his base salary, (iii) for payment of a transaction bonus of $1,500,000 on the Closing Date and the payment of $1,500,000 in restricted stock of Former Six Flags (which was paid to Mr. Bassoul on December 20, 2023); and (iv) upon any termination of Mr. Bassoul’s employment following the Closing Date, subject to the execution and non-revocation of a release of claims, severance payments and benefits under his previous Former Six Flags employment agreement will be paid in a lump sum within 30 days following such termination of employment consisting of: (A) a cash payment equal to two times the sum of Mr. Bassoul’s base salary and target annual bonus, (B) any unpaid annual bonus for the year prior to the year of termination, (C) a pro-rata annual bonus for the year in which termination occurs, based on actual performance, and (D) a cash payment equal to the cost of participation in Six Flags’ health plans at the active employee rate for 24 months. Under the employment agreement, Mr. Bassoul is subject to restrictions relating to use of confidential information of the Company, competing against the Company, soliciting business partners, customers or employees of the Company, interference with the Company’s business relationships, and non-disparagement.

Each restricted stock unit award of Former Six Flags (“Former Six Flags RSU Award”) held by Mr. Bassoul, whether vested or unvested, that was outstanding immediately prior to the Closing Date has been converted into a number of fully vested shares of common stock of the Company based on the Six Flags Exchange Ratio (as defined in the Merger Agreement). All such converted Former Six Flags RSU Awards were eligible for payment of all amounts relating to dividend or dividend equivalent rights granted in respect of such Former Six Flags RSU Awards that were accrued or credited and unpaid as of the Closing Date, including the $1.53 per share special dividend paid to Former Six Flags stockholders one business day prior to the Closing Date (the “Special Dividend”).

A portion of the performance stock unit awards of Former Six Flags (“Former Six Flags PSU Awards”) held by Mr. Bassoul, whether vested or unvested, that were outstanding immediately prior to the Closing Date (300,000 Former Six Flags PSU Awards) were converted into 174,000 shares of common stock of the Company. All such converted Former Six Flags PSU Awards were eligible for payment of all amounts relating to dividend or dividend equivalent rights granted in respect of such Former Six Flags PSU Awards that were accrued or credited and unpaid as of the Closing Date, including the Special Dividend. Mr. Bassoul has agreed not to sell the shares of common stock of the Company received in respect of such converted Former Six Flags PSU Awards until the conclusion of his Executive Chairman of the Board term with the Company.

The remaining portion of the Former Six Flags PSU Awards held by Mr. Bassoul that were not converted into fully vested shares of common stock of the Company as described above, whether vested or unvested, that were outstanding immediately prior to the Closing Date have been converted into a performance restricted stock units of the Company (the “Company PSU Awards”) based on the Six Flags Exchange Ratio. The Company PSU Awards will remain outstanding and subject to the same terms and conditions (including forfeiture terms and terms relating to dividend or dividend equivalent rights) as applied to the corresponding Former Six Flags PSU Awards immediately prior to the Closing Date, except that as of the Closing Date, certain terms applicable thereto (including the vesting terms) have been modified to reflect the terms agreed in connection with the Merger Agreement, such that: (i) such Company PSU Awards are eligible to vest based on achievement of Company Adjusted EBITDA levels (corresponding to vesting of 130,500 Company PSU Awards at threshold performance, 261,000 Company PSU Awards at target performance and 522,000 Company PSU Awards at maximum performance), and (ii) upon (A) a termination of Mr. Bassoul’s employment within the first full eight fiscal quarters following the Closing Date by Company without “Cause,” by the executive for “Good Reason” or by reason of death or disability (with “Cause” and “Good Reason” as defined in Mr. Bassoul’s employment agreement), or (B) a change in control of the Company prior to the second anniversary of the Closing Date, all such Company PSU Awards will vest at the higher of target and actual levels of performance (with actual performance determined at the end of the full eight fiscal quarter period, unless the maximum number of shares vest by virtue of achieving the maximum Company Adjusted EBITDA level prior to the end of the eight fiscal quarter period). Such Company PSU Awards were eligible for payment of all amounts relating to dividend or dividend equivalent rights granted in respect of such Former Six Flags PSU Awards that were accrued or credited and unpaid as of the Closing Date, including the Special Dividend, which Special Dividend was to be paid on the terms set forth in the Merger Agreement (with payment of any amounts relating to dividend or dividend equivalent rights, if any, granted in respect of such Former Six Flags PSU Awards that are accrued or credited following the Closing Date to be as set forth in the applicable award agreement governing such Company PSU Awards).

The foregoing description of the employment agreement with Mr. Bassoul does not purport to be complete and is qualified in its entirety by reference to the full text of the executed version of such agreement, a copy of which is to be filed as an exhibit with the Company’s next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2024	SIX FLAGS ENTERTAINMENT CORPORATION
(Registrant)

	By:	/s/ Brian Witherow
	Name:	Brian Witherow
	Title:	Chief Financial Officer